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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-49660, 33-54409, 33-62331, 333-12089, 333-53977, 333-66991, 333-26587 and
333-124485 on Forms S-8 and Registration Statement No. 333-117233 on Form S-3, of our reports dated March 13, 2006, relating to the financial statements and financial statement schedule of P. H. Glatfelter Company and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of P. H. Glatfelter Company for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 13, 2006